Exhibit 10.3

INGERSOLL-RAND PLC

INCENTIVE STOCK PLAN OF 2007

(AMENDED AND RESTATED AS OF JULY 1, 2009)

PERFORMANCE STOCK UNIT GRANT

FOR THE 2010-2012 PERFORMANCE PERIOD

DATED AS FEBRUARY 16, 2010

Ingersoll-Rand plc (the “Company”) hereby grants to [insert name] (“Participant”) a performance stock unit award (the “PSUs”) pursuant to and subject to the terms and conditions set forth in the Company’s Incentive Stock Plan of 2007 (the “Plan”), including the terms and conditions for Performance-Based Awards as set forth in Section 8(b) of the Plan. Unless otherwise defined herein, the terms defined in the Plan shall have the same meanings in this grant document.

Each PSU that vests pursuant to the terms of this grant document shall provide Participant with the right to receive one ordinary share of the Company (the “Share”) on the issuance date described in Section 3(f) below. The number of Shares subject to the PSUs, the performance and service vesting conditions applicable to such Shares, the date on which vested Shares shall become issuable and any further terms and conditions governing the PSUs shall be as set forth in this grant document.

1. Number of Shares. The number of Shares subject to the PSUs at target performance level is [insert number of Shares subject to PSUs at target]. The maximum number of Shares subject to the PSUs is [insert maximum number of Shares subject to PSUs] Shares, provided, however, that the actual number of Shares that become issuable pursuant to the PSUs shall be determined in accordance with the fulfillment of certain performance conditions set forth in the attached Appendix A and the additional vesting requirements set forth in Section 3 below.

2. Performance Period. The performance period applicable to the PSUs is January 1, 2010 to December 31, 2012 (the “Performance Period”).

3. Vesting and Issuance of Shares; Dividend Equivalents. Participant’s right to receive Shares subject to the PSUs shall vest in accordance with the performance vesting conditions set forth in the attached Appendix A and subject to the following additional vesting requirements:

(a) Participant shall be entitled to receive an amount equal to any cash dividend paid by the Company upon one Share for each PSU held by Participant when such dividend is paid (“Dividend Equivalent”), provided that, (i) Participant shall have no right to receive the Dividend Equivalents unless and until the associated PSUs vest, (ii) Dividend Equivalents shall not accrue interest and (iii) Dividend Equivalents shall be paid in cash at the time that the associated PSUs vest.

(b) If Participant’s employment terminates involuntarily by reason of (i) a group termination (including, but not limited to, terminations resulting from sale of a business or division, outsourcing of an entire function, reduction in workforce or closing of a facility (a “Group Termination Event”)) or (ii) job elimination, substantial change in the nature of Participant’s position or job relocation, a pro-rated number of Shares, based on the fulfillment of the performance vesting conditions as measured at the end of the Performance Period and determined by the Committee in Section 3(f) below and the number of days during the Performance Period that Participant was actively employed by the Company or an Affiliate, shall vest. All other PSUs and associated Dividend Equivalents shall be forfeited and Participant shall have no right to or interest in such PSUs, the underlying Shares or any associated Dividend Equivalents.

(c) If Participant’s employment terminates by reason of death or disability, a pro-rated number of Shares, based on the fulfillment of the performance vesting conditions as measured between January 1, 2010 and the end of the calendar quarter in which such termination of employment takes place and determined by the Committee in Section 3(f) below and the number of days during the Performance Period that Participant was actively employed by the Company or an Affiliate, shall vest. All other PSUs and associated Dividend Equivalents shall be forfeited and Participant shall have no right to or interest in such PSUs, the underlying Shares or any associated Dividend Equivalents.

(d) If Participant’s employment terminates after attainment of age 55 with at least 5 years of service (“Retirement”), a pro-rated number of Shares, based on the fulfillment of the performance vesting conditions as measured at the end of the Performance Period and determined by the Committee in Section 3(f) below and the number of days during the Performance Period that Participant was actively employed by the Company or an Affiliate, shall vest. All other PSUs and associated Dividend Equivalents shall be forfeited and Participant shall have no right to or interest in such PSUs, the underlying Shares or any associated Dividend Equivalents.

(e) If Participant’s employment terminates for any reason other than those specified in Sections 3(b) and (c) and (d) above, all PSUs and any associated Dividend Equivalents shall be forfeited as of the date of termination of active employment and Participant shall have no right to or interest in such PSUs, the underlying Shares or any associated Dividend Equivalents.

(f) On a date as soon as practicable following the end of the Performance Period or, in the case of Section 3(c), the end of the calendar quarter in which Participant’s employment is terminated, the Committee shall certify the extent to which the performance vesting conditions set forth in Appendix A have been met (the “Certification Date”). As soon as practicable thereafter, the Company shall cause to be issued to Participant Shares with respect to any PSUs that became vested on the Certification Date, provided that Participant was employed by the Company or an Affiliate such date (unless otherwise provided in Sections 3(b), (c) or (d) above). Such shares shall be fully paid and non-assessable. Notwithstanding the foregoing, the Committee has the sole discretion to make downward adjustments to the award amount determined pursuant to Appendix A, including an adjustment such that no Shares are issued to Participant, regardless of the fulfillment of the performance vesting conditions set forth in Appendix A. Participant will not have any of the rights or privileges of a shareholder of the Company in respect of any Shares subject to the PSUs unless and until such Shares have been issued to Participant.

4. Taxes. Regardless of any action the Company and/or an Affiliate take with respect to any and all federal, state, local or other tax related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”), Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility. To satisfy any withholding obligations of the Company or an Affiliate with respect to Tax-Related Items, the Company will withhold Shares otherwise issuable upon vesting of the PSUs. To avoid negative accounting treatment, the Company may withhold for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. Alternatively, or in addition, the Company may satisfy such withholding obligations by (a) withholding from Participant’s wages or other cash compensation paid to Participant by the Company or an Affiliate, (b) withholding from proceeds of the sale of Shares acquired upon vesting of the PSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization), or (c) requiring Participant to tender a cash payment to the Company or an Affiliate in the amount of the Tax-Related Items. The Company may refuse to deliver the Shares or the proceeds of the sale of Shares, if Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

5. Recoupment Provision. In the event that Participant commits fraud or engages in intentional misconduct that results in a need for the Company to restate its financial statements, then the Committee may direct the Company to (i) cancel any outstanding portion of the PSUs and (ii) recover all or a portion of the financial gain realized by Participant through the PSUs.

6. Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan by electronic means.

Signed for and on behalf of the Company:

Herbert L. Henkel
Chairman of the Board
Ingersoll-Rand plc

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933

APPENDIX A

Performance Level	If Ingersoll-Rand’s performance in EPS Growth against the S&P 500 Industrial Index is in the…	% of target PSU Achievement will be…

BELOW THRESHOLD	0 TO 24.9TH PERCENTILE	0% (NO PAYOUT)

THRESHOLD	25TH PERCENTILE	50%

	44.9TH PERCENTILE	75%

TARGET	BETWEEN THE 45TH PERCENTILE AND THE 54.9TH PERCENTILE	100%

	55TH PERCENTILE	125%

SUPERIOR	75TH PERCENTILE OR GREATER	200%

— ACTUAL PSU ACHIEVEMENT WOULD BE CALCULATED FOR PERFORMANCE OUTCOMES

BETWEEN THE RELATIVE PERCENTILE RANKINGS DEFINED ABOVE (E.G., IF INGERSOLL-RAND’S

PERFORMANCE IS IN THE 65TH PERCENTILE, SEE EXAMPLE ON NEXT PAGE)

— THE ACTUAL PSU ACHIEVEMENT IS DETERMINED BASED ON INGERSOLL-RAND’S EARNINGS

PER SHARE (“EPS”) GROWTH RELATIVE TO THE S&P 500 INDUSTRIALS INDEX OVER THE

THREE-YEAR PERFORMANCE PERIOD

APPENDIX A

PSU ACHIEVEMENT EXAMPLE

AT GRANT (FEBRUARY 2010)

IR STOCK PRICE ON DATE OF GRANT	$36.00

PSP TARGET AWARD VALUE	$72,000

PSP TARGET AWARD	2,000 PSUs

AT END OF 3-YEAR PERFORMANCE PERIOD (2010-2012; PAYOUT EARLY 2013)

IR’S 3-YEAR EPS RELATIVE TO S&P 500 INDUSTRIALS INDEX	65TH PERCENTILE

IR STOCK PRICE ON PAYOUT DATE	$54.00

% OF PSP TARGET AWARD EARNED	162.50%

TOTAL PSU ACHIEVEMENT	3,250 PSUs

TOTAL VALUE OF PSU ACHIEVEMENT (AWARD IS PAID IN SHARES)	$175,500

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